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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                December 21, 2005

                Date of Report (Date of earliest event reported)
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                              SONUS NETWORKS, INC.
             (Exact Name of Registrant as Specified in its Charter)



    DELAWARE                           000-30229                    04-3387074
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(State or Other Jurisdiction     (Commission File Number)         (IRS Employer
  of Incorporation)                                          Identification No.)

                250 APOLLO DRIVE, CHELMSFORD, MASSACHUSETTS 01824
               (Address of Principal Executive Offices) (Zip Code)

                                 (978) 614-8100

              (Registrant's telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act
         (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
         (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01 Entry into a Material Definitive Agreement

         On December 21, 2005, the Board of Directors (the "Board") of Sonus Networks, Inc. (the "Company"), upon the recommendation of the Board's Compensation Committee, approved the acceleration of vesting of unvested stock options having an exercise price per share of $4.00 or higher, granted under the Company's stock option plan that are held by the Company's current employees, including executive officers. Options held by the Company's non-employee directors are excluded from this vesting acceleration. As a result of such acceleration, options granted with respect to approximately 19 million shares of the Company's common stock are subject to this acceleration. The Board also conditioned the acceleration of options held by each executive officer on the executive officer's entering into a Resale Restriction Agreement with the Company. The Resale Restriction Agreement would restrict the sale of any shares obtained through the exercise of accelerated options before such time as vesting would otherwise have taken place absent the acceleration or, if earlier, an executive officer's last day of employment with the Company. In addition, holders of incentive stock options, or ISOs, within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, may elect to decline the acceleration of certain of their ISOs if it would have the effect of changing the status of such options for federal income tax purposes from ISOs to non-qualified stock options.

         The acceleration of the vesting of these unvested stock options eliminates future compensation expense that the Company would otherwise have to recognize in its consolidated statement of operations with respect to such options when Statement of Financial Accounting Standards No. 123(R) "Share Based Payment," becomes effective for the Company in the first quarter of 2006.

         A copy of the form of Resale Restriction Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference as though fully set forth herein. The foregoing summary of the Resale Restriction Agreement is qualified in its entirety by the complete text of
Exhibit 10.1 filed herewith.

Item 9.01. Financial Statements and Exhibits.

      (d)  Exhibit

           10.1     Form of Resale Restriction Agreement.

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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: December 28, 2005               SONUS NETWORKS, INC.

                                      By:
                                             /s/ Charles J. Gray
                                             --------------------------
                                             Vice President and General Counsel

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                                  Exhibit Index

10.1     Form of Resale Restriction Agreement.